UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Enable Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	72-1252419
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Leadership Square 211 North Robinson Avenue Suite 950 Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-192542.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common units representing limited partner interests in Enable Midstream Partners, LP (the “Registrant”) is set forth under the captions “Summary,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-192542), initially filed with the Securities and Exchange Commission on November 26, 2013 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Description of Exhibit

1.	Registrant’s Registration Statement on Form S-1 (File No. 333-192542), initially filed with the Securities and Exchange Commission on November 26, 2013, as amended (the “Form S-1”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Form S-1).

3.	Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Form S-1).

4.	Specimen Unit Certificate representing common units (included with Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 9, 2014	Enable Midstream Partners, LP

	By:	Enable GP, LLC, its general partner

	By:	/s/ J. Brent Hagy
	Name:	J. Brent Hagy
	Title:	Deputy General Counsel, Secretary and Chief Ethics and Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.	Registrant’s Registration Statement on Form S-1 (File No. 333-192542), initially filed with the Securities and Exchange Commission on November 26, 2013, as amended (the “Form S-1”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Form S-1).

3.	Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Form S-1).

4.	Specimen Unit Certificate representing common units (included with Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Form S-1).